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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

     Included in the financial statements of the Corporation are consolidated subsidiaries owned, directly or indirectly, more than 50% by the Corporation. Equity in undistributed earnings of nonconsolidated subsidiaries and affiliated companies, 20% to 50% owned, is also included in the results of operations of the Corporation. Listed below are certain subsidiaries of the Corporation. The remaining subsidiaries and affiliated companies not listed below, when considered in the aggregate, would not constitute a significant subsidiary.

                                                                                 VOTING POWER
                                                        INCORPORATED UNDER         OWNED BY
                        NAME                               THE LAWS OF         IMMEDIATE PARENT
- - -----------------------------------------------------   ------------------     ----------------
Aptus, Inc.                                                 Delaware                 100%
The Knoll Group, Inc.                                       Delaware                 100%
  Knoll North America, Inc.                                 Delaware                 100%
  Knoll Overseas, Inc.                                      Delaware                 100%
  Spinneybeck Enterprises, Inc.                             New York                 100%
Thermo King Corporation                                     Delaware                 100%
Westinghouse Broadcasting Company, Inc.                     Indiana                  100%
Westinghouse Canada, Inc.                                   Canada                   100%
Westinghouse Energy Systems, Inc.                           Delaware                 100%
WCI Communities, Inc.                                       Delaware                 100%
Westinghouse Hanford Company                                Delaware                 100%
Westinghouse Holdings Corporation                           Delaware                 100%
  Westinghouse de Puerto Rico, Inc.                         Delaware                 100%
  Westinghouse Electric S.A.                                Switzerland              100%
  Westinghouse International Technology Corporation         Delaware                 100%
  Westinghouse World Investment Corporation                 Delaware                 100%
  Westinghouse Foreign Sales Corporation                    Barbados                 100%
Westinghouse Savannah River Company, Inc.                   Delaware                 100%

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